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                                                                    EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the inclusion of our report dated January 30, 2002 in this Form 10-K and to the incorporation by reference of such report in the company's previously filed (i) Registration Statement on Form S-3 (File No. 333-24281), (ii) Registration Statement on Form S-8 (File No. 333-24269), (iii) Registration Statement on Form S-8 (File No. 333-42016) and (iv) Registration Statement on Form S-8 (File No. 333-71976).




                                        /s/ ARTHUR ANDERSEN LLP



Boston, Massachusetts
March 19, 2002